UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 24, 2006 (March 21, 2006)

Seasons Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-50713	58-2633700
(Commission File Number)	(IRS Employer Identification No.)

336 Blue Ridge Street, Blairsville, GA	30512
(Address of Principal Executive Offices)	(Zip Code)

(706) 745-5588
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 21, 2006, Seasons Bancshares, Inc. (the “Company”) executed an Agreement and Plan of Merger by and between the Company and NBC Capital Corporation (“NBC”) pursuant to which NBC will acquire the Company. Under the terms of the Agreement and Plan of Merger, which is attached hereto as Exhibit 2.1, the Company will merge with and into NBC, and simultaneously therewith, Seasons Bank, a Georgia state-chartered bank and wholly owned subsidiary of the Company, will be merged with and into Cadence Bank, N.A. (“Cadence”), a national bank and wholly owned subsidiary NBC. NBC and Cadence will be the surviving entities and the separate existence of the Company and Seasons Bank shall cease to exist upon the effectiveness of the merger.

In the aggregate, the acquisition is valued at approximately $22 million. Pursuant to the merger agreement, NBC will pay the Company’s shareholders $18.83 in cash or a number of shares of NBC common stock valued at approximately $18.83 in exchange for each share of Seasons common stock, subject to the requirement that 45% of the merger consideration is paid in cash and 55% of the merger consideration is paid in NBC common stock. Any options or warrants to acquire shares of Seasons common stock, whether vested or unvested, shall receive $18.83 per option or warrant less the exercise price, which is included in the $22 million value of the acquisition.

The proposed merger is subject to customary closing conditions, including obtaining approvals from the Federal Reserve, the Comptroller of the Currency, the Georgia Department of Banking and Finance and the Company’s shareholders. NBC will file a registration statement on Form S-4 with respect to the issuance of NBC’s common stock in connection with the acquisition.

This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy any securities. NBC will file a registration statement, including a proxy statement addressed to the Company’s shareholders and a prospectus for NBC common stock to be offered in the merger, with the SEC. A definitive proxy statement will be sent to the Company’s shareholders seeking their approval of the merger agreement and the merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the NBC at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by NBC with the SEC may also be obtained for free from NBC by directing a written request to NBC Capital Corporation, P.O. Box 1187, Starkville, MS 29760, attn: Richard T. Haston.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger by and between NBC Capital Corporation and Seasons Bancshares, Inc. dated March 21, 2006.

Exhibit 99.1	NBC Capital Corporation Press Release, dated March 21, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEASONS BANCSHARES, INC.

Dated: March 24, 2006
	By:	/s/ William L. Sutton
	Name:	William L. Sutton
	Title:	Chief Executive Officer